SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K
                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                  DATE OF EARLIEST EVENT REPORTED: June 3, 2003




                                   MCSi, INC.
    (Exact name of registrant as specified in its articles of incorporation)



          MARYLAND                      000-21561                31-1001529
(State or other jurisdiction           (Commission           (I.R.S. employer
      of incorporation)                file number)          identification no.)




                4751 HEMPSTEAD STATION DRIVE, DAYTON, OHIO 45429
                    (Address or principal executive offices)




                                 (937) 291-8282
              (Registrant's telephone number, including area code)

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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

On June 3, 2003, MCSi, Inc. (the "Company") and its domestic subsidiaries (collectively, including the Company, the "Debtors") filed a voluntary petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Maryland. The Debtors will continue to operate their business as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

The Company also announced that it is actively engaged in negotiating a comprehensive restructuring plan with the lenders under its secured credit facility and expects to file a plan of reorganization early this summer.

A copy of the press release of the Company announcing the Chapter 11 filing and the related financing arrangements is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 5. OTHER EVENTS

In connection with the Chapter 11 filing, the Company reached an interim agreement with the lenders to use cash collateral which, upon court approval, will enable the Company to fund post-petition trade and employee obligations, as well as its ongoing operating needs. To supplement these funds, the Company has also finalized a term sheet with certain of its existing lenders for a $10 million "Debtor in Possession" (DIP) financing facility to provide additional liquidity during the restructuring process. Please see the above-mentioned press release, which is incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial statements.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

99.1 Press Release dated June 3, 2003.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 3, 2003                     MCSi, INC.

                                        By: /s/ Larry Knipple
                                            ------------------------------
                                            Larry Knipple
                                            Chief Administrative Officer


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                                  Exhibit Index
                                  -------------

Exhibit No.                Description
-----------                -----------

   99.1                    Press Release dated June 3, 2003.


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